EXHIBIT 10.25.4.2

AMENDMENT NO. 2 TO WARRANT

This Amendment No. 2 to Warrant (“Amendment”), is made, delivered, and effective as of the Effective Date by and between NEXX SYSTEMS, INC., a Delaware corporation (“Borrower”) and COMERICA VENTURES INCORPORATED, a California corporation, as assignee of Comerica Bank, a Texas banking association (“Comerica”) in order to amend the Warrant to Purchase Stock dated June 25, 2010 issued by Borrower to Comerica Bank, as amended by Amendment No. 1 to Warrant dated July 19, 2010 (“Warrant”).

For valuable consideration, Borrower and Comerica agree as follows:

1. Section 2.4 of the Warrant and Section 3 of Amendment No. 1 to Warrant are hereby deleted.

2.  This Amendment is not an agreement to any further or other amendment of the Warrant.  Borrower and Comerica expressly acknowledge and agree that except as expressly amended in this Amendment, the Warrant, as amended, remains in full force and effect and is ratified and confirmed.

This Amendment No. 2 to Warrant is executed and delivered as of the date first written above.

NEXX SYSTEMS, INC.	COMERICA VENTURES INCORPORATED

By: /s/ Stanley Piekos	By: /s/ LaReeda Rentie
Name: Stanley Piekos	Name: LaReeda Rentie
Title: Chief Financial Officer	Title: First Level Officer